Exhibit 4.2

Name of Company:
QUNAR CAYMAN ISLANDS LIMITED
QUNAR CAYMAN ISLANDS LIMITED

Number:	Number	Class B Ordinary Share(s)
-[no. of shares]-

Incorporated under the laws of the Cayman Islands

Class B Ordinary Share(s):	Share capital is US$800,000 divided into
-[no. of shares]-	800,000,000 Ordinary Shares of a par value of US$0.001 each, consisting of
(i) 303,344,804 Class A Ordinary Shares and
Issued to:	(ii) 496,655,196 Class B Ordinary Shares
[name of shareholder]

Dated Per Directors’ Resolutions dd [ ] 2013	THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class B Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the day of 2013 by:
Transferred from:

DIRECTOR

TRANSFER
I		(the Transferor) for the value received

DO HEREBY transfer to		(the Transferee) the

shares standing in my name in the
undertaking called QUNAR CAYMAN ISLANDS LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor